Exhibit 99.3
IN THE COURT OF THE CHANCERY OF THE STATE OF DELAWARE

IN RE EMULEX CORPORATION	CONSOLIDATED
SHAREHOLDERS LITIGATION	Civil Action No. 4536-VCS
NOTICE OF STIPULATION AND AGREEMENT OF DISMISSAL OF CERTAIN
CLAIMS AS BEING MOOT AND OF ALL OTHER CLAIMS, AND AS TO
AWARD OF ATTORNEYS’ FEES, AND FINAL HEARING AND RIGHT TO
APPEAR
TO:
ALL PERSONS AND ENTITIES WHO HELD SHARES OF EMULEX CORPORATION (“EMULEX”) COMMON STOCK AS OF JULY 14, 2009 AND CONTINUE TO HOLD SHARES, AND/OR WHO HELD SHARES OF EMULEX COMMON STOCK AS OF OCTOBER 1, 2009 AND CONTINUE TO HOLD SHARES.

PLEASE READ ALL OF THIS NOTICE CAREFULLY. YOUR RIGHT TO OBJECT TO AN AWARD OF ATTORNEYS’ FEES AND EXPENSES WILL BE AFFECTED BY THE LEGAL PROCEEDINGS IN THIS ACTION. IF THE COURT APPROVES THE STIPULATION AND THE APPLICATION FOR AN AWARD OF ATTORNEYS’ FEES AND EXPENSES, THIS ACTION WILL NO LONGER SEEK RELIEF ON YOUR BEHALF AND YOU WILL BE FOREVER BARRED FROM CONTESTING THE FAIRNESS OF THE ATTORNEYS’ FEE AND EXPENSE AWARD.

IF YOU HOLD EMULEX COMMON STOCK FOR THE BENEFIT OF ANOTHER, PLEASE PROMPTLY TRANSMIT THIS DOCUMENT TO SUCH BENEFICIAL OWNER.
I. PURPOSE OF NOTICE
The purpose of this Notice is to inform you of the proposed dismissal of the above-captioned class action and derivative lawsuit (the “Action”) pending against Defendants1 in the Court of Chancery of the State of Delaware (the “Court”) pursuant to the terms of Stipulation And Agreement Of Dismissal Of Certain Claims As Being Moot And Of All Other Claims, And As To Award Of Attorneys’ Fees (the “Stipulation”). This Notice also informs of your right to participate in a hearing to be held on October 4, 2010 at 10:00 a.m. EDT, before the Court at the New Castle County Courthouse, 500 North King Street, Wilmington, Delaware 19801 (the “Hearing”) to: (a) determine whether the Court should enter final judgment dismissing certain claims on mootness grounds and all other claims without prejudice in the Action; and (b) consider a request by Bernstein Litowitz Berger & Grossmann LLP and Grant & Eisenhofer P.A. (“Co-Lead Counsel”) for an award of attorneys’ fees and reimbursement of expenses.

[1]
The Defendants are defendants Fred B. Cox, James M. McCluney, Paul F. Folino, Michael P. Downey, Robert H. Goon, Don M. Lyle, Bruce C. Edwards, Dean A. Yoost (the “Individual Defendants”) and nominal defendant Emulex Corporation (“Emulex” or the “Company”).

This Notice describes the rights you may have and what steps you may, but are not required to, take in relation to the Stipulation and Hearing.
If the Court approves the Stipulation, the parties to the Action will ask the Court at the Hearing to enter a Final Order and Judgment (the “Final Judgment”) dismissing the Action without prejudice and awarding attorneys’ fees and expenses to Co-Lead Counsel.
THE FOLLOWING RECITATION DOES NOT CONSTITUTE FINDINGS OF THE COURT. IT IS BASED ON STATEMENTS OF THE PARTIES AND SHOULD NOT BE UNDERSTOOD AS AN EXPRESSION OF ANY OPINION OF THE COURT AS TO THE MERITS OF ANY OF THE CLAIMS OR DEFENSES RAISED BY ANY OF THE PARTIES.
II. BACKGROUND OF THE ACTION
Plaintiffs Reid Middleton, Pipefitters Local No. 636 Defined Benefit Plan and Norfolk County Retirement Systems (collectively “Plaintiffs”) and Co-Lead Counsel litigated this Action on an expedited basis in an effort to invalidate what they alleged were certain takeover defense measures enacted by Emulex, namely a shareholder rights plan (the “Shareholder Rights Agreement”) and a supermajority bylaw provision (the “Supermajority Bylaw”). The parties litigated these claims in advance of a trial originally scheduled to begin on July 8, 2009. After the trial was removed from the schedule, the parties continued to litigate these claims, with an amended complaint filed by Plaintiffs on September 21, 2009 (the “Amended Complaint”). The Amended Complaint can be viewed on the Bernstein Litowitz website, at www.blbglaw.com.

On October 1, 2009, the Emulex board of directors (“Board”) caused the early termination of the Shareholder Rights Agreement and reduced to a simple majority the vote needed to amend the bylaws.
On December 3, 2009, Plaintiffs filed a motion for an award of attorneys’ fees in connection with the Board’s actions of October 1, 2009. At the time, Co-Lead Counsel sought an award of $6,600,000 in attorneys’ fees plus $337,424.26 in costs and expenses.
On August 16, 2010, following negotiations, Emulex and the parties to the Action entered into the Stipulation. The Stipulation provides, among other things, that Plaintiffs’ claims related to Emulex’s Shareholder Rights Agreement and the Supermajority Bylaw shall be dismissed as moot in light of the actions taken by the Board on October 1, 2009.
The Stipulation also provides that, in light of the performance of Emulex stock since Plaintiffs filed their initial complaints in this Action, Plaintiffs and Co-Lead Counsel determined that it is not in the best interests of the Company or its shareholders to continue pursuit of their remaining claims. Accordingly, all claims set forth in Plaintiffs’ Amended Complaint, including those described above which are to be dismissed as moot, shall be dismissed without prejudice.

On August 16, 2010, the parties submitted the Stipulation to the Court. On August  ___  2010, pursuant to the Scheduling Order entered by the Court, Emulex filed a Form 8-K with the Securities and Exchange Commission disclosing, among other things, that the parties had entered into the Stipulation and that the Court had scheduled the Hearing. The Stipulation and this Notice are included as attachments to the Form 8-K.
Emulex has assumed administrative responsibility for and will pay all reasonable costs and expenses related to preparing, publishing and filing this Notice in accordance with the Stipulation.
III. REASONS FOR THE DISMISSAL
Co-Lead Counsel have reviewed and analyzed the facts and circumstances relating to the claims asserted in the Action and conducted extensive discovery in preparation for an expedited trial. Based on these efforts, Plaintiffs decided to enter into the Stipulation after taking into account the performance of Emulex stock since Plaintiffs filed their initial Complaint in this matter, and determining that it is not in the best interests of Emulex or its shareholders to continue pursuit of these claims. Further, because the Emulex Board on October 1, 2009 caused the early termination of the Shareholder Rights Agreement and reduced to a simple majority the vote needed to amend the Company’s bylaws, Plaintiffs believe their claims related to the Shareholder Rights Agreement and Supermajority Bylaw are now moot.

IV. APPLICATION FOR ATTORNEYS’ FEES AND EXPENSES
Based on the benefits provided to Emulex shareholders as a result of the prosecution of the Action, Co-Lead Counsel shall renew their previously-filed application to the Court for an award of attorneys’ fees and reimbursement of expenses to Plaintiffs’ counsel, but shall reduce the total amount requested from $6,937,424.26 to $3,000,000. The parties have agreed that Emulex and the Individual Defendants will not oppose such a request, and that subject to Court approval, Emulex will cause its insurance carrier to pay the sum of $3,000,000 to Co-Lead Counsel, said amount to be inclusive of fees and expenses, and Co-Lead Counsel have agreed to limit their total recovery of any attorneys’ fees and/or expenses related to this Action to $3,000,000. No other application for attorneys’ fees and expenses shall be filed, and Co-Lead Counsel waived any right to seek any other or additional award of fees and expenses.
Within five (5) calendar days of the Court issuing an Order approving Co-Lead Counsel’s application for attorneys’ fees and expenses, Emulex shall cause the amount approved by the Court to be paid to Bernstein Litowitz Berger & Grossmann LLP by wire transfer. This shall be the total payment and no other firm representing a Plaintiff in this Action shall file a claim with respect to attorneys’ fees and/or expenses or otherwise claim any entitlement to any award or recovery of attorneys’ fees and/or expenses.
Subject to entry of the Final Judgment as provided for below, Emulex has agreed to cause its insurance carrier to pay Co-Lead Counsel such attorneys’ fees and expenses as the Court may award, up to $3,000,000 (the “Fee Award”). The Fee Award is subject to final Court approval, which means that the Court has entered a Final Judgment approving the Stipulation and that such Final Judgment is finally affirmed on appeal or is no longer subject to appeal and the time for any petition for reargument, appeal or review, by certiorari or otherwise, has expired.

V. INQUIRIES
Inquiries or comments about the proposed dismissal of the Action or the Stipulation may be directed to the attention of Co-Lead Counsel as follows:
John C. Kairis
Grant & Eisenhofer P.A.
1201 North Market Street
Wilmington, DE 19801
VI. HEARING
The Court has scheduled a Hearing, which will be held on October 4, 2010 at 10:00 a.m. EDT, at the New Castle County Courthouse, 500 North King Street, Wilmington, Delaware 19801 to: (a) determine whether the Final Judgment should be entered pursuant to the Stipulation, dismissing the claims asserted in the Action on mootness or other grounds; (b) consider the application of Co-Lead Counsel for an award of attorneys’ fees and expenses; (c) hear and determine any objections to the application of Co-Lead Counsel for an award of attorneys’ fees and expenses; and (d) rule on such other matters as the Court may deem appropriate.
The Court has reserved the right to adjourn the Hearing or any adjournment thereof, including the consideration of the application for attorneys’ fees and expenses, without further notice of any kind other than oral announcement at the Hearing or any adjournment thereof. The Court has also reserved the right to dismiss this Action at or after the Hearing with such modification(s) as may be consented to by the parties to the Stipulation and without further notice to Emulex shareholders.

VII. RIGHT TO APPEAR AND OBJECT
Any Emulex shareholder who objects to Co-Lead Counsel’s application for an award of attorneys’ fees and expenses, or who otherwise wishes to be heard, may file an objection with the Court and appear in person or by his, her or its attorney at the Hearing. Any person wishing to appear must, not later than ten (10) calendar days prior to the Hearing, file with the Register in Chancery, New Castle County Courthouse, 500 North King Street, Wilmington, Delaware 19801: (a) a written notice of intention to appear identifying his, her or its name, address and telephone number and, if represented, his, her or its counsel; (b) proof of current ownership of Emulex common stock and proof of ownership of Emulex common stock as of July 14 and/or October 1, 2009; (c) a written detailed statement of the shareholder’s objections to any matters before the Court; (d) the grounds for such objections and the reasons why such shareholder desires to appear and be heard; and (e) all documents or writings such person desires the Court to consider. On or before the date of filing, any such papers must be served by first-class mail, overnight mail, or hand delivery on the following counsel of record:
John C. Kairis
Grant & Eisenhofer P.A.
1201 North Market Street
Wilmington, DE 19801
Matthew E. Fischer
Potter Anderson & Corroon LLP
Hercules Plaza, 6th Floor
1313 North Market Street
P.O. Box 951
Wilmington, DE 19899
Tel: (302) 984-6000

Any Emulex shareholder who wishes to object but does not intend to appear at the Hearing must also follow the above instructions, except for the filing of a written notice of intent to appear.
Any Emulex shareholder who does not object to the dismissal of the claims as discussed herein or the request by Co-Lead Counsel for an award of attorneys’ fees or expenses need not do anything in response to this Notice.
Unless the Court otherwise directs, no person will be entitled to object to the award of attorneys’ fees, or otherwise to be heard, except by serving and filing written objections as described above.
Any person who fails to object in the manner described above shall be deemed to have waived the right to object (including the right to appeal) and will be forever barred from raising such objection in this or any other proceeding in this Action.
VIII. FINAL JUDGMENT OF THE COURT
The parties will ask the Court to enter the Final Judgment which will dismiss the Action without prejudice on the merits and may award attorneys’ fees and expenses to Co-Lead Counsel.

IX. SCOPE OF THE NOTICE
This Notice is not all-inclusive. The references in this Notice to the pleadings in the Action, the Stipulation, and other papers and proceedings are only summaries and do not purport to be comprehensive. For the full details of the Action, the claims which have been asserted by the parties and the terms and conditions of the proposed dismissal of the Action, including a complete copy of the Stipulation, Emulex shareholders are referred to the Court files in the Action. You or your attorney may examine the Court files during regular business hours of each business day at the office of the Register in Chancery, in the New Castle County Courthouse, 500 North King Street, Wilmington, Delaware 19801. Questions or comments may be directed to Co-Lead Counsel:
John C. Kairis
Grant & Eisenhofer P.A.
1201 North Market Street
Wilmington, DE 19801
DO NOT WRITE OR TELEPHONE THE COURT.
Dated: __________________, 2010

BY ORDER OF THE COURT —————————————— Register in Chancery

978969

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